As filed with the Securities and Exchange Commission on August 30, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RumbleOn, Inc.
(Exact name of registrant as specified in its charter)

Nevada	46-3951329
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

901 W. Walnut Hill Lane, Suite 110A

Irving, Texas 75038

(214) 771-9952
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brandy Treadway

Chief Legal Officer

RumbleOn, Inc.

901 W. Walnut Hill Lane, Suite 110A

Irving, Texas 75038

(214) 771-9952
(Name, address including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Geoffrey L. Newton

Sarah J. Dodson

Baker Botts L.L.P.

2001 Ross Avenue, Suite 900

Dallas, Texas 75201

(214) 953-6500

Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective, as determined by the applicable registrant.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated August 30, 2024

PRELIMINARY PROSPECTUS

RumbleOn, Inc.

$250,000,000

Class B Common Stock
Preferred Stock
Debt Securities

Warrants
Units

Rights

We may offer and sell up to $250,000,000 from time to time, in one or more offerings and in one or more series, our Class B common stock, preferred stock, debt securities, warrants, units or rights. Our debt securities may consist of debentures, notes, or other types of debt. The securities we offer may be convertible into or exercisable or exchangeable for other securities.

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. Such prospectus supplement will contain more specific information about the offering and the securities being offered. Each prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

We may sell securities, on a continuous or delayed basis, to or through underwriters, dealers or agents or directly to purchasers. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide their names and any applicable fees, commissions or discounts. Any offer of securities will be in amounts, at prices and on terms to be determined by market conditions at the time of the applicable offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

Our principal executive offices are located at 901 W. Walnut Hill Lane, Suite 110A Irving, Texas 75038, and our telephone number at that address is (214) 771-9952.

Investing in our securities involves risks. You should carefully consider the “Risk Factors” referred to on page 2 of this prospectus, in any applicable prospectus supplement and the documents incorporated or deemed incorporated by reference in this prospectus or in any applicable prospectus supplement before investing in our securities.

Our Class B common stock is listed on The Nasdaq Capital Market (“Nasdaq”) of the Nasdaq Stock Market LLC under the symbol “RMBL.” On August 26, 2024, the last reported sale price of our Class B common stock on Nasdaq was $4.89 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2024

i

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time, in one or more offerings and in one or more series, any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. Each prospectus supplement will contain more specific information about the terms of that offering and the securities being offered. Each prospectus supplement may also add to, update, supplement, change or clarify information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement prepared by us. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in the prospectus supplement.

We have not authorized anyone to give you any information or to make any representations other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement. If you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you should not rely on that information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell anywhere or to anyone where or to whom we are not permitted to offer to sell securities under applicable law.

You should not assume that the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement, any related free writing prospectus, or any other offering materials is accurate as of any date other than the date on the front of such document, regardless of the time of delivery of this prospectus, the accompanying prospectus supplement or any related free writing prospectus. Our business, financial condition, results of operations, and prospects may have changed since those respective dates.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that is considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read this prospectus, any accompanying prospectus supplement and the information that is incorporated or deemed incorporated by reference in this prospectus. See “Documents Incorporated by Reference into This Prospectus.” The registration statement, including the exhibits and the documents incorporated or deemed incorporated by reference in this prospectus can be read on the SEC website mentioned under the heading “Where You Can Find More Information.”

This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.

In this prospectus, “RumbleOn,” “we,” “us,” “our,” and the “Company” refer to RumbleOn, Inc. and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.

Risk Factors

An investment in our securities involves risks. Before you make a decision to buy our securities, you should read and carefully consider all of the information described in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our subsequent Current Reports on Form 8-K, particularly under the heading “Risk Factors.” If any of the risks discussed in the foregoing documents were actually to occur, our business, financial condition, results of operations or cash flow could be materially and adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

Forward-Looking Statements

Some statements contained in this prospectus (or statements otherwise made by us or on our behalf from time to time in other filings with the SEC incorporated herein by reference) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995. These statements, which in some cases you can identify by terms such as “anticipates,” “believes,” “contemplates,” “continues,” “could,” “ensures,” “estimates,” “expects,” “intends,” “likely,” “may,” “might,” “plans,” “potential,” “predicts,” “projects,” “shall,” “should,” “strategy,” “targets,” “will,” “would,” and similar expressions, are intended to identify forward-looking statements, relate to future events, or to our future operating or financial performance, and involve known and unknown risks, uncertainties, and other factors which may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These statements include statements regarding our future strategy, operations, cash flows, financial position, and economic performance including, in particular, future sales, competition, and the effect of economic conditions.

Although we believe that the forward-looking statements contained or incorporated by reference in this prospectus are based upon reasonable assumptions, these statements express opinions about future outcomes and non-historical information and are subject to a number of risks and uncertainties, many of which are beyond our control. In addition, in many cases they assume or are contingent on future business decisions that are subject to change and, therefore, there is no assurance that the outcomes expressed in these statements will be achieved. Some of the assumptions, future results, and levels of performance expressed or implied in the forward-looking statements we have made or may make in the future inevitably will not materialize, and unanticipated events may occur which will affect our results. Investors are cautioned that forward-looking statements are not guarantees of future performance.

There are a variety of factors that could cause actual results to differ from the forward-looking statements in this prospectus and the information incorporated by reference herein, including the following factors:

●	the material weaknesses in our internal control over financial reporting that we have identified in recent years, and our ability to remediate such weaknesses and to ensure that they do not affect our ability to accurately report our financial results or prevent fraud;

●	the sensitivity of the powersports industry and our business to changes in general economic conditions and their effects on demand for our products and services;

●	highly competitive conditions in the powersports industry, and competitive pressures arising from existing and new companies;

●	our ability to acquire vehicles that satisfy consumer demand;

●	our ability to grow our business organically and through strategic acquisitions;

●	any diversion of management’s attention in connection with acquisitions and other corporate transactions;

●	difficulties in integrating acquired businesses;

●	our significant indebtedness and the covenants in our debt agreements, which reduce our flexibility to respond to changing business and economic conditions;

●	the fact that the interest rates payable under our debt agreements have increased in the past and may continue to increase, which could increase our interest expense;

●	our ability to obtain additional financing or to refinance our outstanding indebtedness on satisfactory terms, if at all;

●	any inability to retain or attract qualified personnel;

●	any inability to develop, maintain, or market our brands;

●	any inability to drive traffic to our website;

●	any inability to grow our product offerings;

●	any failure of third parties to provide financing, extended protection products, or other products or services to our customers;

●	changes to the supply or prices of new or pre-owned vehicles;

●	climate change legislation or regulations restricting emission of greenhouse gases;

●	any failure to adequately protect personal information;

●	any failure to adequately protect our intellectual property, including our proprietary cash offer technology;

●	any failure to obtain or maintain adequate insurance coverage;

●	adverse conditions affecting one or more of the powersports manufacturers with which we hold franchises;

●	any change or deterioration in the relationship with the manufacturers of powersports vehicles we sell;

●	any reduction or discontinuation of sales incentive, warranty, or other promotional programs by manufacturers;

●	seasonality and weather trends; and

●	other factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, and in other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, particularly under the heading “Risk Factors.”

We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in the forward-looking statements we make. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required under the securities laws of the United States. You are advised, however, to consult any additional disclosures we make in our reports filed with the SEC.

The Company

We operate primarily through two operating segments: our powersports dealership group and our transportation services entity, Wholesale Express, LLC (“Express”).

Powersports Dealership Group. Our powersports dealership group is the largest powersports retail group in the United States (as measured by reported revenue, major unit sales and dealership locations), offering a wide selection of new and pre-owned motorcycles, all-terrain vehicles (“ATV”), utility terrain or side-by-side vehicles (“SXS”), personal watercraft (“PWC”), snowmobiles, and other powersports products. We also offer parts, apparel, accessories, finance & insurance products and services, and aftermarket products from a wide range of manufacturers. Additionally, we offer a full suite of repair and maintenance services. As of August 26, 2024, we operated 56 retail locations with powersports franchises (motorcycles, ATVs, SXSs, PWCs, snowmobiles, and other powersports products) in Alabama, Arizona, California, Florida, Georgia, Kansas, Massachusetts, Nevada, North Carolina, Ohio, Oklahoma, South Dakota, Texas, and Washington.

We source high quality pre-owned inventory online via our proprietary Cash Offer technology, which allows us to purchase pre-owned units directly from consumers.

We seek to provide customers with a seamless experience, broad selection, and access to our specialized and experienced team members, including sales staff and technicians. Our network of convenient retail locations allows us to offer services throughout the vehicle life cycle. As a result of our growth to date, RumbleOn enjoys a leading position in the highly fragmented powersports market.

Transportation Services. Express provides asset-light transportation brokerage services facilitating automobile transportation primarily between and among dealers. We provide services focused on pre-owned vehicles to clients in all 50 states through our established network of pre-qualified carriers.

General. We were incorporated as a development stage company in the State of Nevada as Smart Server, Inc. in October 2013. We have grown primarily through acquisitions, the largest to date being our 2021 acquisition of the RideNow business followed by our 2022 acquisition of the Freedom entities. We are headquartered in the Dallas Metroplex and completed our initial public offering in 2017. In February 2017, we changed our name to RumbleOn, Inc. Our principal executive offices are located at 901 W. Walnut Hill Lane, Suite 110A, Irving, Texas 75038 and our telephone number is (214) 771-9952.

Our Class B common stock trades on Nasdaq under the symbol “RMBL.”

Additional Information. Our Internet website is www.rumbleon.com. We make available free of charge on our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments thereto, as soon as reasonably practicable after such material is filed with, or furnished to, the SEC. Information on our Investor Relations page and on our website is not part of this prospectus or any of our other securities filings unless specifically incorporated herein by reference.

Use of Proceeds

Unless we inform you otherwise in a prospectus supplement, we anticipate using any net proceeds from the sale of our securities offered by this prospectus for general corporate purposes. These purposes may include, but are not limited to:

●	Working capital;

●	Capital expenditures;

●	Acquisitions; and

●	The repayment, refinancing, redemption or repurchase of indebtedness or other securities.

Pending any specific application, we may initially invest funds in short-term liquid investments or apply them to the reduction of short-term indebtedness.

Description of Capital Stock

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our articles of incorporation, as amended (which we refer to as our “articles of incorporation”), our amended and restated bylaws, as amended (which we refer to as our “bylaws”), and applicable provisions of Nevada corporate law. You should read our articles of incorporation and bylaws, copies of which have been filed with the SEC and are incorporated by reference herein.

Overview

Our articles of incorporation authorize the issuance of

●	100,050,000 shares of common stock, par value $0.001 per share, of which (1) 50,000 shares are designated as Class A common stock and (2) 100,000,000 shares are designated as Class B common stock; and

●	10,000,000 shares of preferred stock, par value $0.001 per share.

As of August 26, 2024, we had approximately (i) two stockholders of record of 50,000 issued and outstanding shares of Class A common stock, (ii) 49 stockholders of record of 35,284,921 issued and outstanding shares of Class B Common Stock, and (iii) no shares of preferred stock outstanding.

Our Class B common stock is registered pursuant to Section 12(b) of the Exchange Act and traded on Nasdaq under the symbol “RMBL.”

Common Stock

Annual Meeting

Annual meetings of our stockholders are held on the date designated by the board of directors. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of one-third (33%) of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders, except as otherwise provided by statute or the articles of incorporation. Special meetings of the stockholders may be called for any purpose by the chairman and shall be called by the chairman or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders holding shares in the aggregate entitled to cast not less than a majority of the votes at any such meeting. Except as may be otherwise provided by applicable law, our articles of incorporation or our bylaws, all elections of directors shall be decided by a plurality, and all other questions shall be decided by a majority, of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.

Issuance of Common Stock

Shares of our Class A common stock and Class B common stock may be issued from time to time as our board of directors may determine and on such terms and for such consideration as may be fixed by the board of directors.

Voting Rights

The Class A common stock is identical as to voting rights in all respects to the Class B common stock, except that holders of the Class A common stock are entitled to ten votes per share of Class A common stock issued and outstanding.

Dividends

Holders of shares of Class A common stock and Class B common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by our board of directors, in its discretion, from funds legally available to be distributed.

Liquidation, Dissolution, and Winding Up

In the event of a liquidation, dissolution or winding up of our company, the holders of shares of Class A common stock and Class B common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any.

Other Rights

Holders of the Class A common stock and Class B common stock have no right to:

●	have their stock redeemed;

●	purchase additional shares of Class A common stock or Class B common stock; or

●	convert their shares of Class A common stock or Class B common stock into any other security.

There are no sinking fund provisions applicable to the Class A common stock or Class B common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock and Class B common stock is Broadridge, Inc.

Preferred Stock

We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors without stockholder approval, unless such action is required by applicable law or the Nasdaq rules. Our board of directors is authorized to fix the designations, number of shares, powers, preferences, and rights and the qualifications, limitations, or restrictions of the shares of each series of preferred stock. Our board of directors may determine voting rights, conversion rights into common stock, dividend rights, and preferences with respect to dissolutions and liquidations of each series of preferred stock. The rights, preferences, and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series, which such certificate of designation will further amend our articles of incorporation.

The issuance of shares of preferred stock will affect, and may adversely affect, the rights of holders of our Class A common stock and Class B common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of our Class A common stock and Class B common stock until our board of directors determines the specific powers, preferences and rights attached to that preferred stock. The effects of issuing additional preferred stock could include one or more of the following:

●	restricting dividends on the Class A common stock and Class B common stock;

●	diluting the voting power of the Class A common stock and Class B common stock;

●	impairing the liquidation rights of the Class A common stock and Class B common stock; or

●	delaying or preventing changes in control or management of our company.

Certain Provisions of our Articles of Incorporation and Bylaws and Nevada Law

Board of Directors

Our bylaws provide that each member of our board of directors will be elected annually for a one-year term. Our bylaws also provide that directors may be removed only by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding shares entitled to vote. The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

Amendment of Bylaws

Our bylaws may be altered or repealed, and new bylaws may be adopted, by the board of directors by a majority vote of the whole board of directors.

Nevada Laws

Nevada corporate law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires a “controlling interest” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

●	20.0% to 33.3%;

●	33.3% to 50.0%; and

●	more than 50.0%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares (as defined in Section 78.3784 of the Nevada Revised Statutes (“NRS”)). The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws exempt our Class A common stock and Class B common stock from the control share acquisition act.

Exclusive Forum

Our articles of incorporation and bylaws do not contain an exclusive forum provision.

Description of Debt Securities

This section summarizes the general terms of the debt securities that we may offer. The prospectus supplement relating to any particular debt securities offered will describe the specific terms of the debt securities, which may be in addition to or different from the general terms summarized in this section. Senior and subordinated debt securities offered pursuant to this prospectus may be issued under an indenture (the “Indenture”), to be entered into between us and a trustee to be determined at that time (the “Trustee”), forms of which are filed herewith as Exhibits 4.4 and 4.5. Such Indenture, and any supplemental Indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939, or the TIA. Each of the Indentures will be filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part, and you should read any Indentures for provisions that may be important to you. For more information on how you can obtain a copy of the form of the Indenture, see “Where You Can Find More Information.” In this discussion, the terms “RumbleOn,” “we,” “us” and “our” refer only to RumbleOn, Inc. and not to any of its subsidiaries.

We may issue debt securities in one or more series, with the same or different terms and up to an aggregate principal amount as we may authorize from time to time, as described in a prospectus supplement. As used in this prospectus, “debt securities” means our direct general obligations and may include debentures, notes, bonds or other evidences of indebtedness that we may issue and which the Trustee authenticates and delivers under the applicable Indenture.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent general, unsecured obligations of RumbleOn and will rank equally with all of our other unsecured indebtedness. The debt securities will be effectively subordinated to, and thus have a junior position to, any secured indebtedness we may have with respect to the assets securing that indebtedness.

You should read the particular terms of the debt securities, which will be described in more detail in the prospectus supplement.

The following summary of our debt securities is not complete and may not contain all of the information you should consider. This description is subject to and qualified in its entirety by reference to the Indentures and any form of certificates evidencing the debt securities.

General

In the discussion that follows, we summarize certain provisions of the Indentures and describe the general terms that will apply to any debt securities that may be offered by us pursuant to this prospectus. This discussion is not complete and is qualified by reference to all the provisions of the Indentures, including definitions of terms used in the Indentures. At the time that we offer debt securities, we will describe in the related prospectus supplement the specific terms of the offered debt securities and the extent to which the general terms described in this section apply to such debt securities.

The prospectus supplement relating to any series of debt securities will describe the specific terms of the debt securities offered thereby, including some or all of the following, as applicable:

●	the title of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series but which may be part of a series of debt securities previously issued);

●	the price or prices (expressed as a percentage of the principal amount thereof) at which the debt securities of the series will be issued;

●	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;

●	any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the Indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of the series pursuant to the Indenture);

●	the identity of the Trustee;

●	whether the debt securities of the series will be issuable as global securities, the terms and conditions, if any, upon which such global securities may be exchanged in whole or in part for debt securities of such series in definitive certificates registered in the names of the individual holders thereof, the depositary for such global securities, and the form of any legend or legends to be borne by any such global securities in addition to or in lieu of the legend set forth in the Indenture;

●	the date or dates on which the principal of the debt securities of the series is payable, and the right, if any, to extend such date or dates;

●	(i) the rate or rates, if any, at which the debt securities of the series will bear interest (which may be fixed or variable); (ii) the manner in which the amounts of payment of principal (including amount payable in excess thereof) or interest, if any, on the debt securities of the series will be determined, if such amounts may be determined by reference to any commodity, security or basket of securities, or commodity, currency, stock exchange or financial index; (iii) the date or dates from which interest, if any, will accrue and/or the method by which such rate or rates or date or dates shall be determined; (iv) the date or dates on which interest, if any, of the debt securities of the series will commence and be payable; and (v) any regular or special record date for the payment of interest, if any, on the debt securities of the series;

●	if our legal defeasance or covenant defeasance options under the Indentures are inapplicable to debt securities of such series;

●	whether and under what circumstances we will pay additional amounts on the debt securities of any series in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts;

●	if the debt securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

●	the place or places where the principal of and interest, if any, on the debt securities of the series shall be payable, or the method of such payment, if by wire transfer, mail or other means;

●	if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be redeemed, purchased or repaid, in whole or in part, at our option;

●	our obligation, if any, to redeem, purchase or repay the debt securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof upon the happening of any event and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

●	if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that will be payable upon acceleration of the maturity thereof pursuant to the Indenture;

●	any covenants (and related defined terms) set forth in the Indenture that apply to debt securities of the series;

●	any events of default that apply to any debt securities of the series and any right of the Trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the Indenture;

●	the provisions relating to any security provided for the debt securities of the series;

●	with respect to any subordinated debt securities, the subordination, if any, of the debt securities of the series pursuant to the Indenture;

●	if and as applicable, the terms and conditions of any right to exchange for or convert debt securities of the series into shares of our common stock or other securities or another person; and

●	any other terms of the debt securities of the series.

The terms of any series of debt securities may vary from the terms described here. Thus, this summary also is subject to and qualified by reference to the description of the particular terms of the debt securities to be described in the applicable prospectus supplement.

Payment and Paying Agents

We will pay interest to holders listed in the Trustee’s records at the close of business on the regular record date, even if such holders no longer own the debt security on the interest due date. We may choose to pay interest, principal and any other money due on the debt securities at the corporate trust office of the Trustee. Payments in any other manner will be specified in the prospectus supplement.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the Trustee’s corporate trust office. These offices are called “paying agents.” We may also choose to act as our own paying agent.

Merger, Consolidation or Sale of Assets

Unless otherwise specified in the applicable prospectus supplement, we will not: (a) consolidate or merge with or into another person or (b) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of our or our subsidiaries’ properties or assets taken as a whole, in one or more related transactions, to another person, unless:

●	either: (i) we are the surviving entity; or (ii) the person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation, limited partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

●	the person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all of our obligations under the debt securities and the Indenture pursuant to a supplemental Indenture or other agreements delivered to the Trustee;

●	immediately before and after giving pro forma effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and

●	several other conditions, including any additional conditions with respect to any particular debt securities specified in the applicable prospectus supplement, are met.

Modification of the Indentures

Unless otherwise specified in the applicable prospectus supplement, we and the Trustee may amend or supplement any Indenture or the debt securities of a series without the consent of any holder of debt securities:

●	to cure any ambiguity, defect or inconsistency, provided that no such action shall materially and adversely affect the interests of the holders;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to make any change that does not materially and adversely affect the rights of any holder;

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

●	to add covenants for the benefit of the holders, to surrender any of our rights or to add circumstances under which we will pay additional interest on the debt securities;

●	to add any additional events of default;

●	to make any change to the debt securities of any series so long as no debt securities of such series are outstanding;

●	to secure our obligations under the debt securities and the Indenture; or

●	to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the Indenture as may be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee.

Unless otherwise specified in the applicable prospectus supplement, we and the Trustee may, with the consent of the holders of a majority in aggregate principal amount of the debt securities of a series, voting as a single class, amend or supplement the Indenture or the debt securities of a series or the rights of the holders of the debt securities of such series. Unless otherwise indicated for a particular series of debt securities by the applicable prospectus supplement establishing such series, without the consent of the holder of each security affected, no amendment, supplemental Indenture or waiver may be made that, as to any non-consenting holders:

●	reduces the percentage of principal amount of outstanding securities whose holders must consent to an amendment, supplemental Indenture or waiver;

●	reduces the rate of interest on any debt security

●	reduces the principal amount of or premium, if any, on the securities or changes the stated maturity of any of the securities;

●	changes the currency of payment of principal of, or premium, if any, or interest on the securities;

●	makes any change in the provisions of the Indenture relating to seniority or subordination of any security that adversely affects the rights of any holder under such provisions;

●	reduces the principal amount of discount securities payable upon acceleration of the maturity thereof;

●	reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

●	makes any change in the provisions of the Indenture relating to waivers of past defaults or the rights of holders of securities to receive payments of principal of or premium, if any, or interest on the securities or the right to institute suit for the enforcement of any such payments; or

●	makes any change in the amendment and waiver provisions of the Indenture requiring the consent of the holder of each security affected thereby.

Events of Default and Remedies

Unless otherwise specified in the applicable prospectus supplement, the Indenture provides that events of default regarding the debt securities of any series will be:

●	default for 30 days in the payment when due of interest on debt securities of that series;

●	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the debt securities of that series;

●	failure to perform any of our other covenants in the Indenture (other than a covenant included in such indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given to us by the applicable indenture trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in such indenture;

●	certain events of bankruptcy or insolvency described in the Indenture with respect to us; and

●	any other event of default provided with respect to debt securities of that series, which is specified in the applicable prospectus supplement.

If an event of default (other than pursuant to the bankruptcy or insolvency provisions of the Indenture with respect to us) regarding debt securities of any series issued under the Indenture should occur and be continuing, either the Trustee or the holders of at least 25% in the principal amount (or, if such securities are discount securities, such portion of the principal amount as specified in the applicable prospectus supplement) of the then outstanding debt securities of such series by notice in writing to us (and also to the Trustee if given by holders) may declare each debt security of that series due and payable immediately without further action. If a bankruptcy or insolvency event occurs with respect to us, the debt securities of such series will immediately become due and payable without any declaration or other act on the part of the Trustee or the holders of the debt securities of such series. The holders of a majority in principal amount of debt securities of such series may rescind any acceleration and its consequences (other than with respect to an event of default pursuant to the bankruptcy or insolvency provisions of the Indenture with respect to us) if (1) the rescission would not conflict with any judgment or decree, (2) we have paid or deposited with the Trustee a sum sufficient to pay in the currency in which the debt securities of that series are payable (A) all overdue interest, if any, on all outstanding debt securities of that series, (B) all unpaid principal of and premium, if any, any outstanding debt securities of that series which has become due otherwise than by such a declaration of acceleration, and interest on such unpaid principal or premium at the rate or rates prescribed therefor, (C) to the extent that payment of such interest is enforceable under applicable law, interest upon overdue interest to that date of such payment or deposit at the rate or rates prescribed therefor in such debt securities, and (D) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and (3) all existing events of default (other than for nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration) have been cured or waived.

The holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee under the Indenture. The holders of a majority in aggregate principal amount of the then outstanding debt securities of any series also will be entitled to waive past defaults regarding such debt securities, except for a default in payment of principal of or premium, if any, or interest on such debt securities or in respect of a covenant or provision that cannot be modified or amended hereunder without the consent of the holder of each such debt security. The Trustee generally may not be ordered or directed by any of the holders of debt securities to take any action unless one or more of the holders shall have offered to the Trustee indemnity or security satisfactory to it. Prior to taking such actions, the Trustee may refuse to take any action ordered by the holders if such action conflicts with law or the Indenture or would involve the Trustee in personal liability.

If the Trustee collects any money in connection with an event of default regarding the debt securities of any series, the Trustee may use any sums that it holds under the applicable Indenture for its own reasonable compensation, expenses, and disbursements, and advances and those of its agents and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of negligence or bad faith incurred prior to paying the holders of debt securities of such series.

Before any holder of any series of debt securities may institute action for any remedy, except payment on the holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the Trustee to act. Holders must also offer and give the Trustee security or indemnity satisfactory to it against liabilities incurred by the Trustee for taking such action.

Legal Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, we may at any time elect to have all of our obligations and certain other provisions discharged with respect to the outstanding debt securities, or “Legal Defeasance”, except for the rights of holders of outstanding debt securities to receive payments in respect of the principal of or premium, if any, or interest on, such debt securities when such payments are due from the trust referred to below, certain other of our obligations and certain other rights of the Trustee under the Indenture.

In addition, we may at any time elect to have our obligations released with respect to certain covenants and thereafter any omission to comply with those covenants will not constitute a default or event of default with respect to the debt securities, or “Covenant Defeasance”. In the event Covenant Defeasance occurs, certain events described under “—Events of default and remedies” (not including non-payment) will no longer constitute an event of default with respect to the debt securities.

In order to exercise either Legal Defeasance or Covenant Defeasance in respect of any series of debt securities, in addition to the satisfaction of other conditions, we must irrevocably deposit with the Trustee for the benefit of the holders of such debt securities to be defeased money in amounts as will be sufficient to pay the principal of and premium, if any, and interest on the outstanding debt securities of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be. In addition, we must deliver to the Trustee an opinion of counsel and officer’s certificate in connection with such defeasance, and we may not exercise such defeasance if certain defaults or events of default with respect to debt securities of such series have occurred and are continuing on the date of such deposit or if such defeasance would result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which we or any of our subsidiaries is a party or by which we or any of our subsidiaries is bound.

Satisfaction and Discharge

Unless otherwise specified in the applicable prospectus supplement, the Indenture will be discharged and will cease to be of further effect with respect to the debt securities of a particular series, when:

●	either:

o	all debt securities of such series that have been authenticated and, except for lost, stolen or destroyed debt securities of such series that have been replaced or paid and debt securities of such series for whose payment money has been deposited in trust or segregated and held in trust by us and thereafter repaid to us, have been delivered to the Trustee for cancellation; or

o	all debt securities of such series that have not been delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) if redeemable in accordance with the terms of such debt securities, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in our name, and at our expense;

and we have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of debt securities of such series, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness (including all principal, premium, if any, and interest) on such series of debt securities not delivered to the Trustee for cancellation (in the case of debt securities of such series that have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be:

●	we have paid or caused to be paid all other sums payable by us under the Indenture in respect of the debt securities of such series; and

●	we must deliver an officer’s certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Subordination

If specified in the applicable prospectus supplement, the debt securities of a series may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors and any preferred equity holders of such subsidiaries.

Conversion and Exchange Rights

If specified in the applicable prospectus supplement, the debt securities of a series may be convertible into or exchangeable for common stock or other securities or other property. We will describe in the applicable prospectus supplement, among other things, the conversion or exchange rate or price and any adjustments thereto, the conversion or exchange period or periods, provisions as to whether conversion or exchange will be mandatory, at our option or at the option of the holders of that series of debt securities, and provisions affecting conversion or exchange in the event of the redemption of that series of debt securities.

Reporting

Documents filed by us with the SEC via the EDGAR system will be deemed filed with the Trustee as of the time such documents are filed via EDGAR. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of the covenants under the Indenture. We will also comply with Section 314(a) of the TIA.

Further Issues

Unless specified otherwise with respect to a series of debt securities in a prospectus supplement, we may from time to time, without notice to or the consent of the registered holders of a series of debt securities, create and issue further debt securities of ranking equally with the debt securities of any series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with, and have the same terms as to status or otherwise as, such previously issued debt securities, provided that, if any additional notes subsequently issued are not fungible for U.S. federal income tax purposes with any notes previously issued, such additional notes shall be issued under a separate CUSIP, ISIN and/or any other identifying number, but shall otherwise be treated as a single class with all other notes issued under the Indenture.

Form, Exchange, Registration and Transfer

The debt securities will be issued only in registered form. The Indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities. Procedures relating to global securities are described below under “Book-Entry Procedures and Settlement.” Unless otherwise provided in the applicable prospectus supplement, debt securities will be denominated in United States dollars.

Book-Entry Procedures and Settlement

The debt securities initially will be issued in book-entry form only and represented by one or more global securities registered in the name of, and deposited with a custodian for, The Depository Trust Company (“DTC”), or its nominee, or another depositary named by us and identified in a prospectus supplement with respect to that series. DTC or its nominee will be the sole registered holder of the debt securities for all purposes under the Indenture. Owners of beneficial interests in the debt securities represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in these securities will be shown on, and may only be transferred through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of their interests in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of debt securities under the global securities or the Indenture. We and the Trustee, and any of our respective agents, may treat DTC as the sole holder and registered owner of the global securities under the terms of the Indenture.

Concerning the Trustee

The Trustee undertakes to perform only those duties as are specifically set forth in the applicable Indenture. The Trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by an Indenture at the request or direction of any of the applicable holders pursuant to such Indenture unless such holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Governing Law

The debt securities and the Indentures will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of laws principles thereof.

Description of Warrants

We may issue warrants to purchase Class B common stock, preferred stock, debt securities or any combination thereof. Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with any offering of such warrants.

General

The prospectus supplement relating to any offering of warrants will describe the particular terms of the warrants being offered, including the following:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

●	the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

●	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

●	whether such warrants will be issued in registered form or bearer form;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Description of Units

We may issue units of securities consisting of one or more of the following securities: common stock, preferred stock, debt securities, warrants, and rights. We may evidence each series of units issued by unit certificates that we will issue under a separate unit agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. You should read the particular terms of these documents, which will be described in more detail in a prospectus supplement.

The prospectus supplement relating to any offering of units will describe the particular terms of that series of units, including the following:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	if appropriate, a discussion of material U.S. federal income tax consequences; and

●	any other terms of the units and their constituent securities.

Description of Rights

We may issue rights to our stockholders for the purchase of Class B common stock. Each series of rights will be issued under rights agreements to be entered into between us and a bank or trust company, as rights agent. You should read the particular terms of the rights, which will be described in more detail in the applicable prospectus supplement. The particular terms of any rights offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.

The prospectus supplement relating to any offering of any series of rights will describe the particular terms of that series of rights, including the following:

●	the date for determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of Class B common stock purchasable upon exercise of such rights and the exercise price;

●	the aggregate number of rights being issued;

●	the date, if any, on and after which such rights may be transferable separately;

●	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

●	if appropriate, a discussion of material U.S. federal income tax consequences; and

●	any other specific terms of the rights.

Plan of Distribution

We may sell our securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction or other process; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an “underwriter,” as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be “underwriters” within the meaning of the Securities Act with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Other than the Class B common stock, which is listed on Nasdaq, each series of offered securities will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement for such securities.

Legal Matters

Unless we state otherwise in the applicable prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon for us by Baker Botts L.L.P., Dallas, Texas, and Snell & Wilmer L.L.P., Las Vegas, Nevada. Any underwriters or agents will be represented by their own legal counsel, who will be identified in the applicable prospectus supplement.

Experts

The consolidated financial statements of RumbleOn, Inc. as of and for the year ended December 31, 2023 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 incorporated by reference in this prospectus and in the registration statement have been so incorporated by reference in reliance upon the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting of RumbleOn, Inc. as of and for the year ended December 31, 2022 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton, LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers, including RumbleOn, Inc., that file electronically with the SEC at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.rumbleon.com. Our website is not a part of this prospectus.

Documents Incorporated by Reference into This Prospectus

We are incorporating by reference in this prospectus the documents we file with the SEC. This means that we are disclosing important information to you by referring to these filings. The information we incorporate by reference is considered a part of this prospectus, and subsequent information that we file with the SEC may automatically update and supersede this information.

Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus will be deemed modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus modifies or supersedes that statement. Accordingly, we incorporate by reference the specific documents listed below and any future filings made with the SEC after the date hereof under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, which will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date we subsequently file such reports and documents until the termination of this offering, except that any such reports or portions thereof which are furnished and not filed shall not be deemed incorporated by reference herein:

●	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024, including those sections incorporated therein by reference from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2024;

●	Our Quarterly Reports on Form 10-Q (i) for the fiscal quarter ended March 31, 2024, filed with the SEC on May 8, 2024, and (ii) for the fiscal quarter ended June 30, 2024, filed with the SEC on August 8, 2024;

●	Our Current Reports on Form 8-K filed with the SEC on January 4, 2024, March 28, 2024, April 10, 2024, April 19, 2024, April 22, 2024, June 4, 2024, and June 5, 2024 (other than the portions of those documents deemed to be furnished and not filed); and

●	The description of our common stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC on October 18, 2017, as updated by the description of registrant’s securities contained in Exhibit 4.11 to the Annual Report on Form 10-K for the year ended December 31, 2019, filed on May 29, 2020, and the Certificate of Amendment filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed on August 4, 2021.

We will provide, upon written or oral request, to each person, including any beneficial owner to whom a prospectus is delivered, a copy of these filings (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) at no cost by writing to us at the following mailing address or telephoning us at the following number:

RumbleOn, Inc.
Attn: Investor Relations
901 W. Walnut Hill Lane, Suite 110A

Irving, Texas 75038

(214) 771-9952

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

SEC Registration Fee	$36,900.00
Printing	*
Accounting Fees and Expenses	*
Legal Fees and Expenses	*
Trustee Fees and Expenses	*
Rating Agency Fees and Expenses	*
Miscellaneous	*
Total	$36,900.00

*	These fees and expenses are calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.

ITEM 15. Indemnification of Directors and Officers.

No director of RumbleOn will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our articles of incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

●	acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or

●	unlawful distributions in violation of Section 78.300 of the NRS.

We are a corporation organized under the laws of the State of Nevada. Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless (a) the presumption that a director or officer acted in good faith, on an informed bases and with a view to the interest of the corporation is rebutted; and (b) it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to Section 78.138 of the NRS, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.751 of the NRS requires a corporation to indemnify a director or officer that has been successful on the merits or otherwise in defense of any action or suit. Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses. Section 78.751 of the NRS requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation. Under Section 78.751 of the NRS, if so provided in the corporation’s articles of incorporation, bylaws, or other agreement, a corporation may be required to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of the NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Article VI of our amended bylaws provides for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties. Our bylaws, therefore, limit the liability of directors consistent with Section 78.7502 and Section 78.751 of the NRS.

Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting RumbleOn. In the event a stockholder believes the officers or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders who have suffered losses in connection with the purchase or sale of their interest in RumbleOn in connection with such sale or purchase, including the misapplication by any such officer or director of proceeds from a sale of securities may be able to recover such losses from us.

We have been advised that in the opinion of the SEC, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and other persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than payment of expenses incurred or paid by a director or officer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or other person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
3.1	Articles of Incorporation filed on October 24, 2013 (Incorporated by reference to Exhibit 3(i)(a) in the Company’s Registration Statement on Form S-1/A, filed on March 20, 2014).
3.2	Certificate of Amendment to Articles of Incorporation, filed on February 13, 2017 (Incorporated by reference to Exhibit 3.3 in the Company’s Annual Report on Form 10-K, filed on February 14, 2017).
3.3	Certificate of Amendment to Articles of Incorporation, filed on June 25, 2018 (Incorporated by reference to Exhibit 3.1 in the Company’s Current Report on Form 8-K, filed on June 28, 2018).
3.4	Certificate of Designation for the Series B Preferred Stock (Incorporated by reference to Exhibit 3.1 in the Company’s Current Report on Form 8-K, filed on October 31, 2018).
3.5	Certificate of Change (Incorporated by reference to Exhibit 3.1 in the Company’s Current Report on Form 8-K, filed on May 19, 2020).
3.6	Certificate of Amendment to Articles of Incorporation, filed on August 3, 2021 (Incorporated by reference to Exhibit 3.1 in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed on August 4, 2021).
3.7	Amended and Restated Bylaws of RumbleOn, Inc., dated October 8, 2021 (Incorporated by reference to Exhibit 3.1 in the Company’s Current Report on Form 8-K, filed on October 8, 2021).
3.8	Amendment to Amended and Restated Bylaws of RumbleOn, Inc., dated May 9, 2023 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 10, 2023).
3.9	Amendment No. 2 to Amended and Restated Bylaws of RumbleOn, Inc., dated April 16, 2024 (Incorporated by reference to Exhibit 3.1 in the Company’s Current Report on Form 8-K, filed on April 19, 2024).
4.1	See Exhibits 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, and 3.8 for provisions of the Articles of Incorporation, as amended, and the Amended and Restated Bylaws, as amended, which define the rights of the stockholders of Class B Common Stock.
4.2	Sample Stock Certificate – Class B Common Stock (Incorporated by reference to Exhibit 4.4 in the Company’s Registration Statement on Form S-1/A filed on September 27, 2017).
4.3**	Form of Certificate of Designations for Preferred Stock.
4.4*	Form of Senior Indenture, to be entered into by RumbleOn, Inc.
4.5*	Form of Subordinated Indenture, to be entered into by RumbleOn, Inc.
4.6**	Form of Warrant Agreement (including Form of Warrant Certificate).
4.7**	Form of Rights Agreement (including Form of Rights Certificate).
4.8**	Form of Unit Agreement.
4.9	Indenture, dated January 14, 2020, between RumbleOn, Inc. and Wilmington Trust National Association (Incorporated by reference to Exhibit 4.1 in the Company’s Current Report on Form 8-K, filed on January 16, 2020).
4.10	First Supplemental Indenture, dated August 31, 2021 (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 7, 2021).
5.1*	Opinion of Snell & Wilmer L.L.P.
5.2*	Opinion of Baker Botts L.L.P.
23.1*	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).
23.2*	Consent of Baker Botts L.L.P. (included in Exhibit 5.2).
23.3*	Consent of BDO USA, P.C.
23.4*	Consent of Grant Thornton LLP
24.1*	Power of Attorney (included on signature pages).
25.1***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture.
25.2***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture.
107*	Filing Fee Table

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a Current Report on Form 8-K.

***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder.

ITEM 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, or the Act, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 30th day of August, 2024.

RUMBLEON, INC.

By:	/s/ Michael Kennedy
Name: Michael Kennedy
Title: Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of RumbleOn, Inc., hereby severally constitute and appoint Brandy Treadway and Michael Kennedy, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said registration statement and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable RumbleOn, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Kennedy	Chief Executive Officer and	August 30, 2024
Michael Kennedy	Director (Principal Executive Officer)

/s/ Tiffany Kice	Chief Financial Officer	August 30, 2024
Tiffany Kice	(Principal Financial and Accounting Officer)

/s/ Steven Pully	Director	August 30, 2024
Steven Pully

/s/ William Coulter	Director	August 30, 2024
William Coulter

/s/ Mark Tkach	Director	August 30, 2024
Mark Tkach

/s/ Rebecca Polak	Director	August 30, 2024
Rebecca Polak

/s/ Mark Cohen	Director	August 30, 2024
Mark Cohen

/s/ Michael Quartieri	Director	August 30, 2024
Michael Quartieri